UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 2, 2007

WESTFIELD FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-16767	79-1627673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Elm Street

Westfield, MA 01085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (413) 568-1911

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 2, 2007, New Westfield Financial, Inc. (the “Company”), the proposed holding company for Westfield Bank and successor company for Westfield Financial, Inc., issued a press release announcing that it has completed the syndicated offering portion of its second step conversion. The Company announced that orders for a total of 3,997,404 shares at a purchase price of $10.00 per share were accepted in the syndicated offering, in addition to orders for 14,402,596 shares already accepted in the subscription offering and community offering portion of its second step conversion, for a total of 18,400,000 shares to be sold in the subscription offering, community offering and syndicated offering combined.

The Company also announced that, upon the completion of the conversion and stock offering, stockholders of Westfield Financial, Inc. will receive 3.28138 shares of the Company’s common stock in exchange for shares of Westfield Financial, Inc. common stock. In the aggregate, existing stockholders of Westfield Financial, Inc. will receive approximately 13,524,247 shares of the Company’s stock, less fractional shares cashed-out.

The Company has received the regulatory, stockholder and depositor approvals necessary to complete the second-step conversion, which is scheduled to close on January 3, 2007.

The press release is filed as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press release dated January 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTFIELD FINANCIAL, INC.

By:	/s/ Donald A. Williams
Donald A. Williams
Chairman and Chief Executive Officer

Date: January 2, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 2, 2007